                                                                    EXHIBIT 4.03

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                         Warrants to purchase up to 6,500 shares


                             IGN ENTERTAINMENT INC.
                               WARRANT CERTIFICATE

         This warrant certificate ("Warrant Certificate") certifies that for value received ALLEN & COMPANY INCORPORATED or registered assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time on or before the earlier of (i) the date of an Acquisition (hereinafter defined) or (ii) the Expiration Date (hereinafter defined), one fully paid and non-assessable share of Common Stock, $.001 par value ("Common Stock"), of IGN Entertainment Inc., a Delaware corporation (the "Company"), at a purchase price of $10.00 per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check, subject to adjustment as hereinafter provided.

     1   Warrant; Purchase Price

         Each Warrant shall entitle the Holder to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants shall initially be $10.00 per share of Common Stock, subject to adjustment as hereinafter provided (the "Purchase Price"). The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in Article 6.

     2   Exercise; Expiration Date; Termination upon an Acquisition

         2.1 Subject to Section 2.3, the Warrants are exercisable, at the option of the Holder, at any time after issuance and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

         2.2 The term "Expiration Date" shall mean 5:00 p.m. New York time on June __, 2007 or if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. New York time the next following date which in the State of New York is not a holiday or a day on which banks are authorized to close.

         2.3  Sale, Merger, Consolidation or Liquidation of the Company.

              (a) "Acquisition". For purposes of this Warrant Certificate, "Acquisition" means (i) any sale or exchange of the capital stock by the stockholders of the Company in one transaction or series of related transactions where more than 50% of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities; or (ii) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a "combination transaction") in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an "Acquiring Stockholder", as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (iii) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company's stockholders. For purposes of this Section 2.3(a), an "Acquiring Stockholder" means a stockholder or stockholders of the Company that (i) merges or combines with the Corporation in such combination transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Corporation in such combination transaction.

              (b)  Termination of Warrant. In the case of (i) an Acquisition or
(ii) the proposed liquidation and dissolution of the Company, the Company shall give the Holder at least twenty (20) days advance written notice of such event (the "Company Notice"), which notice shall include the Company's best estimate of the value of the shares of Common Stock receivable upon exercise or conversion of each Warrant and the proposed date upon which such event is expected to occur. During such notice period, the Holder may exercise or convert each Warrant in accordance with the terms of this Warrant Certificate. Subject to prior exercise or conversion as provided in the preceding sentence, this Warrant Certificate and the Warrants represented hereby will terminate at 5:00 p.m. Pacific time on the day prior to the date such event is expected to occur as set forth in the Company Notice; provided that (i) the Company Notice of the proposed event is actually received by Holder, as evidenced by a return receipt of certified mail delivery, a certificate of delivery by hand delivery or written verification of delivery from the overnight courier, and (ii) the event actually occurs within thirty (30) days after the date it is expected to occur, as such date was specified in the Company Notice.

     3   Registration and Transfer on Company Books

         3.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the shares of Common Stock issued upon exercise of the Warrants.

         3.2 Prior to due presentment for registration of transfer of this Warrant Certificate, or the shares of Common Stock issued upon exercise of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

         3.3 Neither this Warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act"). The Company will not transfer this Warrant or issue or transfer the shares of Common Stock issuable upon exercise hereof unless (i) there is an effective registration covering such Warrant or such shares, as the case may be, under the Act and applicable states securities laws, (ii) it first receives a letter from an attorney, acceptable to the Company's board of directors or its agents, stating that in the opinion of the attorney the proposed issue or transfer is exempt from registration under the Act and under all applicable state securities laws, or (iii) the transfer is made pursuant to Rule 144 under the Act. Subject to the foregoing, this Warrant Certificate, the Warrants represented hereby, and the shares of Common Stock issued upon exercise of the Warrants, may be sold, assigned or otherwise transferred voluntarily by the Holder to officers or directors of the Holder, to members of such persons' immediate families, or to the Holder's parent or subsidiary corporations. The Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

     4   Reservation of Shares

         The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants upon issuance shall be duly authorized and validly issued and, upon payment for such shares as set forth herein, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

     5   Loss or Mutilation

         Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

     6   Adjustment of Purchase Price and Number of Shares Deliverable

         6.1 The number of shares of Common Stock purchasable upon the exercise of each Warrant (such shares being referred to in this Section 6 as the "Warrant Shares") and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

              (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

              (b) In case the Company shall distribute to all holders of its shares of Common Stock, or all holders of Common Stock shall otherwise become entitled to receive, shares of capital stock of the Company (other than dividends or distributions on its Common Stock referred to in paragraph (a) above), evidences of its indebtedness or rights, options, warrants or convertible securities providing the right to subscribe for or purchase any shares of the Company's capital stock or evidences of its indebtedness, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the then Market Price Per Share of Common Stock (as determined pursuant to Section 9.2) on the record date mentioned below in this paragraph (b), and of which the denominator shall be the then Market Price Per Share of Common Stock on such record date, less the then fair value per share (as determined by the Board of Directors of the Company, in good faith) of the portion of the shares of the Company's capital stock other than Common Stock, evidences of indebtedness, or of such rights, options, warrants or convertible securities, distributable with respect to each share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such distribution.

              (c) In the event the Company shall declare a dividend, or make a distribution to the holders of its Common Stock generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the

Company (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors or any dividend or distribution referred to in Section 6.1(a) or (b) above), the Purchase Price of each Warrant shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend. For purposes of this paragraph
(c), the "Per Share Value" of a cash dividend or other distribution shall be the dollar amount of the distribution on each share of Common Stock and the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each share of Common Stock as determined in good faith by the Board of Directors of the Company.

           (d) Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of each Warrant (other than a merger, consolidation or recapitalization described in Section 2.3 above or a dividend, split, etc. described in Sections 6.3(a), (b) or (c) above), the Holder shall be entitled to receive, upon exercise or conversion of each Warrant, the number and kind of securities and property that the Holder would have received for the Warrant Shares if each Warrant had been exercised immediately before such reclassification, exchange, substitution or other event. The Company or its successor shall promptly issue to the Holder a new Warrant Certificate for such new securities or other property. The new Warrant Certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.1 including, without limitation, appropriate adjustments to the Purchase Price and to the number of securities or property issuable upon exercise or conversion of the new Warrant Certificate.

           (e) If the outstanding Warrant Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Purchase Price shall be proportionately increased; provided, however, that if Section 6.1(c) applies, then no such increase under this paragraph (e) shall be made. If the outstanding Warrant Shares are divided by reclassification or otherwise, into a greater number of shares, the Purchase Price shall be proportionately decreased; provided, however, that if Section 6.1(c) applies, then no such decrease under this paragraph (e) shall be made.

           (f) The provisions of this Section 6.1 shall similarly apply to successive, stock dividends, stock spits or combinations, reclassifications, exchanges, substitutions, or other events.

     6.2 No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

           6.3 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

           6.4 The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this
Section 6, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

      7    Conversion Rights

           7.1 In lieu of exercise of any portion of the Warrants as provided in Section 2.1 hereof, the Warrants represented by this Warrant Certificate (or any portion thereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to: (1) the product of (a) the number of Warrants to be so converted, (b) the number of shares of Common Stock then issuable upon the exercise of each Warrant and (c) the excess, if any, of (i) the Market Price Per Share (as determined pursuant to Section 9.2) with respect to the date of conversion over (ii) the Purchase Price in effect on the business day next preceding the date of conversion, divided by (2) the Market Price Per Share with respect to the date of conversion.

           7.2 The conversion rights provided under this Section 7 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The Warrants (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate in principal amount equal to the unconverted portion of the Warrant Certificate.

     8     Voluntary Adjustment by the Company

           The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

     9     Fractional Shares and Warrants; Determination of Market Price Per
Share

           9.1 Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 9.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

           9.2 As used herein, the "Market Price Per Share" with respect to any date shall mean the closing price per share of Company's Common Stock for the trading day immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of Common Stock of the Company are listed or admitted to trading, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of the Common Stock on NASDAQ or any comparable system, or if the Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of the Company's Common Stock as determined in good faith by the Board of Directors of the Company.

     10    Representations of the Holder; Legends.

           10.1 Representations. The Holder hereby represents and warrants to the Company as follows. The Holder is a sophisticated investor having such knowledge and experience in business and investment matters that the Holder is capable of protecting the Holder's own interests in connection with the acquisition, exercise or disposition of this Warrant Certificate and the Warrants represented hereby. The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act. The Holder is aware that this Warrant Certificate, the Warrants represented hereby and the Warrant Shares are being, or will be, issued to the Holder in reliance upon the Holder's representations in this Section 10 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations prior to the time the Warrant Shares are registered under the Act. The Holder is aware of the provisions of Rule 144 promulgated under the Act and of the conditions under which sales may be made thereunder. The Holder has received such information about the Company as the Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers the Holder has received from the Company with independent third parties to the extent the Holder deems necessary. The Holder of this Warrant Certificate, by acceptance hereof, acknowledges this Warrant Certificate, the Warrants represented hereby and the Warrant Shares to be issued upon exercise or conversion hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant Certificate, the Warrants represented hereby or any Warrant Shares to be issued upon exercise or conversion hereof except under circumstances that will not result in a violation of the Act or any state securities laws.

           10.2 Legends. This Warrant Certificate and the Warrant Shares shall be imprinted with a legend in substantially the following form:

           THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR LAW OR PURSUANT TO RULE 144 AND ANY STATE EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

      11   General.

           (a) This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of California.

           (b) Any and all notices required or permitted to be given to a party pursuant to the provisions of this Warrant Certificate will be in writing and will be effective and deemed to provide such party sufficient notice under this Warrant Certificate on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two
(2) business
days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines to this Warrant Certificate, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto.

             (c) This Warrant Certificate may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Warrant Certificate will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Warrant Certificate shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Warrant Certificate as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

             (d) This Warrant, the penultimate sentence of Section 4(c) of that certain Placement Agency Agreement dated June 4, 2002 between the Company and the Holder, and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Warrant Certificate, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this 20th day of June, 2002.

                                         IGN ENTERTAINMENT, INC.

                                         By:____________________________________
                                            Name:
                                            Title:

[SEAL]

Attest:

_________________________________
Name:
Title:

Address:

________________________________

________________________________

________________________________

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this 20th day of June, 2002.

                                          IGN ENTERTAINMENT, INC.

                                          By: /s/ James R. Tolonen
                                              ----------------------------------
                                              Name:  James R. Tolonen
                                              Title: Chief Financial Officer and
                                                     Chief Operating Officer

[SEAL]

Attest:

_________________________________
Name:
Title:

Address:

________________________________

________________________________

________________________________

                                                                       EXHIBIT A

                               NOTICE OF EXERCISE

                  The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.

                                               _________________________________
                                               Name of Holder

                                               _________________________________
                                               Signature

                                               Address:

                                               _________________________________

                                               _________________________________

                                               _________________________________

                                                                       EXHIBIT B

                              NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert, pursuant to Section 7 of the Warrant Certificate accompanying this Notice of Conversion, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate into shares of the Common Stock of the Company (the "Shares").

The number of Shares to be received by the undersigned shall be calculated in accordance with the provisions of Section 7.1 of the accompanying Warrant Certificate.

                                               _________________________________
                                               Name of Holder

                                               _________________________________
                                               Signature

                                               Address:

                                               _________________________________

                                               _________________________________

                                               _________________________________